UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2025

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200

New York, NY 10036

USA

(Address of principal executive offices)

Registrant’s telephone number, including area code: (332) 255-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Dr. Duane Nash Employment Agreement

On December 29, 2025, in connection with Immunic, Inc.’s (the “Company”) recent incorporation of Gliomic Therapeutics Inc., a Delaware corporation, and a wholly-owned subsidiary of the Company (“Gliomic”), Duane Nash, Executive Chairman of the Company, entered into an employment agreement (the “Nash Agreement”) with the Company, pursuant to which Dr. Nash will serve as Chief Executive Officer and President of Gliomic, effective January 1, 2026.

The Nash Agreement provides for, among other things: (i) a monthly base salary of $33,987; (ii) entitlement to participate in all Company employee benefit plans, programs and arrangements made available generally to the Company’s senior executives or to other full-time employees; and (iii) customary reimbursement for certain business- or employment-related expenses. Certain compensation received by Dr. Nash, whether in accordance with the Nash Agreement or otherwise, is subject to the Company’s clawback compensation policy (and any other similar policy as applicable). The Nash Agreement also provides that upon Dr. Nash’s termination of employment for any reason, Dr. Nash shall be entitled to (i) a lump sum payment on the Date of Termination (as defined in the Nash Agreement) in an amount equal to the sum of Dr. Nash’s earned but unpaid base salary through the Date of Termination; (ii) COBRA reimbursement for six months; and (iii) any other benefits or rights Dr. Nash accrued or earned through the Date of Termination, in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company.

The Nash Agreement provides that Dr. Nash will continue to serve as Chief Executive Officer and President of Gliomic until the Date of Termination. During the Term of Employment (as defined in the Nash Agreement), the Company will not pay Dr. Nash any additional cash retainer for serving on the Company’s board of directors (the “Board”) or for acting as the Chairman of the Board. Upon termination of the Nash Agreement, Dr. Nash shall be entitled to be paid the cash retainer payable to outside directors on the Board of the Company and to the Chairman of the Board of Company for the period of time beginning from and after the Date of Termination and for so long as Dr. Nash remains on the Board and serves as the Chairman of the Board. On December 31, 2025, Dr. Nash’s employment agreement with the Company, pursuant to which Dr. Nash was appointed Executive Chairman of the Company, expired by its terms.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Nash Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Dr. Daniel Vitt Employment Agreement

On December 29, 2025, Dr. Daniel Vitt, Chief Executive Officer and Director of the Company, entered into an employment agreement with the Company setting forth the terms and conditions regarding Dr. Vitt’s remuneration and other provisions of employment with the Company while he is performing services in the United States (the “New Employment Agreement”). Pursuant to the New Employment Agreement, Dr. Vitt has agreed to spend fifty percent (50%) of his working time in the United States during the term of the New Employment Agreement and to spend the remaining fifty percent (50%) of his working time in Germany. While working in the United States, Dr. Vitt will perform services only for the Company and while working in Germany, Dr. Vitt will perform services only as a member of the Management Board (the “Management Board”) of Immunic AG, a wholly-owned subsidiary of the Company, pursuant to a management agreement (the “Management Board Agreement”) between Dr. Vitt and Immunic AG.

The New Employment Agreement provides that Dr. Vitt will continue to serve as Chief Executive Officer of the Company until the earlier of (i) the date that Dr. Vitt is reappointed on a full-time basis to the Management Board of Immunic AG and (ii) Dr. Vitt’s Date of Termination (as defined in the New Employment Agreement). During the Term of Employment (as defined in the New Employment Agreement), Dr. Vitt shall devote (i) fifty percent (50%) of his working time, attention and effort to the affairs of the Company, excluding any periods of disability, vacation, or sick leave to which Dr. Vitt is entitled, and shall use his reasonable best efforts to perform the duties properly assigned to him thereunder and to promote the interests of the Company, and (ii) the remaining fifty percent (50%) of his working time to perform services for Immunic AG in Germany, pursuant to the Management Board Agreement.

The New Employment Agreement provides, among other things, an annual base salary of $305,000 and an annual target bonus of 55% of Dr. Vitt’s annual salary. From time to time, Dr. Vitt may continue to receive equity incentive awards pursuant to the Company’s 2019 Omnibus Equity Incentive Plan (or supplemental or succeeding equity plan as applicable). Certain compensation received by Dr. Vitt, whether in accordance with the New Employment Agreement or otherwise, is subject to the Company’s clawback compensation policy (and any other similar policy as applicable).

Pursuant to the terms of the Management Board Agreement, Dr. Vitt is entitled to participate in employee benefit plans of Immunic AG. Additionally, the Company may reimburse Dr. Vitt up to $50,000 for U.S. housing expenses during the term of the New Employment Agreement, subject to the conditions set forth in the New Employment Agreement. Dr. Vitt shall also be entitled to customary reimbursement for certain business- or employment-related expenses during the Term of Employment.

On December 29, 2025, Dr. Vitt entered into an addendum (the “Addendum”) to that certain service agreement by and between Immunic AG and Dr. Vitt, as most recently amended on December 19, 2023 (the “Service Agreement”), which agreement was suspended pursuant to the agreement on suspension of the service agreement (the “Suspension Agreement”) by and between Immunic AG and Dr. Vitt, dated December 18, 2024. Pursuant to the Addendum, the suspension of the Service Agreement under the Suspension Agreement shall be terminated without replacement effective December 31, 2025. Pursuant to the Addendum, Dr. Vitt shall devote fifty percent (50%) of his working time to Immunic AG. Additionally, the Addendum provides for, among other things: (i) a fixed annual salary of €282,826.50, payable on a monthly basis; (ii) annual variable remuneration of up to €155,786.50 if certain annual targets are achieved; and (iii) total annual vacation of 30 working days.

The preceding summaries do not purport to be complete and are qualified in their entirety by reference to the New Employment Agreement and Addendum, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description
10.1	Employment Agreement, dated December 29, 2025, between Immunic, Inc. and Dr. Duane Nash.
10.2	Employment Agreement, dated December 29, 2025, between Immunic, Inc. and Dr. Daniel Vitt.
10.3	Addendum to Service Agreement, dated December 29, 2025, between Immunic AG and Dr. Daniel Vitt.
104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 5, 2026	Immunic, Inc.

	By:	/s/ Daniel Vitt
Daniel Vitt
Chief Executive Officer